UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016
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Commission File Number 001-08198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(I.R.S. Employer Identification No.)
1421 West Shure Drive, Suite 100, Arlington Heights, Illinois	60004
(Address of principal executive offices)	(Zip Code)

(224) 880-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HSBC Finance Corporation

Item 8.01. Other Events.
HSBC North America Holdings Inc., announced that HSBC Bank USA, N.A., (HSBC Bank USA) has reached an agreement with the Office of the Comptroller of the Currency (OCC) to resolve a regulatory review of past billing practices related to certain credit card add-on products that were sold primarily to customers of HSBC Bank Nevada, N.A., a former subsidiary of HSBC Finance Corporation, as well as to customers of HSBC Bank USA. As part of the agreement, HSBC Finance Corporation will pay a civil money penalty of $35 million to the OCC. Refunds of product fees and related charges will be made to affected customers, both existing and former, in line with a refund plan currently being developed by HSBC. The total amount of customer refunds will be determined by the refund plan, and will be funded primarily by HSBC Finance Corporation, with the balance funded by HSBC Bank USA.
A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

HSBC Finance Corporation

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated April 13, 2016.

HSBC Finance Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    April 13, 2016

HSBC FINANCE CORPORATION

By:	/s/ MICHAEL A. REEVES
Michael A. Reeves
Executive Vice President and
Chief Financial Officer

HSBC Finance Corporation

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 13, 2016.

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